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                                                                    EXHIBIT 99.4

                         BRUSH ENGINEERED MATERIALS INC.

                        RETIREMENT PLAN REVIEW COMMITTEE

                        RESPONSIBILITIES AND AUTHORITIES
             (As adopted by the Board of Directors February 4, 2003)


The Retirement Plan Review Committee ("Committee") shall consist of such number of Directors, no fewer than three, as shall be determined by the Board of Directors. One member shall be designated as Chairman.

The responsibilities and authorities of the Committee are as follows:

Defined Benefit Pension Plans

      - Review defined benefit pension plans as to current and future costs consistent with benefits provided to employees.

      - Review the funded position of defined benefit pension plans and the actuarial and accounting assumptions used in determining benefit obligations.

      -     ERISA Fiduciary Responsibilities:

            - Establish investment policies and strategies for the investment of defined benefit pension plan assets and periodically review and make changes to those investment policies and strategies.

            - Provide oversight of and review the results of the investment of defined benefit pension plan assets.

            - Provide oversight of the Company's Pension Investment Committee, including membership.

      - Consider such other matters related to defined benefit pension plan funding and investments (if any) as may be specified from time to time by the Board of Directors.

Employee Savings (401(k)) Plans

      - Review information to be provided periodically by the savings plan investment committee(s) regarding the investment options offered under employee savings plans and the performance of those investment options.